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                                                                  EXHIBIT 11(b)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
AIM International Funds, Inc.:

We consent to the use of our reports on the AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund, and AIM International Equity Fund (series portfolios of AIM International Funds, Inc.) dated December 6, 1996 included herein and the references to our firm under the heading "Audit Reports" in the Statement of Additional Information.



                                                 /s/ KPMG PEAT MARWICK LLP
                                                     ---------------------
                                                     KPMG Peat Marwick LLP

Houston, Texas
May 15, 1997